Exhibit 99.1

SM&A TO PRESENT AT ROTH CAPITAL PARTNERS 20TH ANNUAL

OC GROWTH STOCK CONFERENCE

Newport Beach, CA, February 14, 2008 – SM&A (Nasdaq: WINS), the world’s leading provider of business strategy and proposal development services that ensure clients’ ability to win competitive procurements, and a leading provider of program management services, announced today that it will be presenting at the Roth Capital Partners OC Growth Conference on Wednesday, February 20, 2008 at the Ritz Carlton Laguna Niguel.  Cathy McCarthy, President and CEO, and Jim Eckstaedt, EVP Finance & CFO, are scheduled to present at 9:00 a.m. Pacific Time.

Attendance at the conference is by invitation only. A live audio-only webcast of the presentation will be broadcast via the Internet. Those interested in listening to the webcast may access it at SM&A’s website at www.smawins.com. An archived replay of the presentation will also be available shortly after the live presentation at SM&A’s website.

About SM&A

SM&A is the world’s foremost management consulting firm providing leadership and mentoring solutions to PLAN for business capture, WIN competitive procurements and profitably PERFORM on the projects and programs won. Our proven processes, people and tools have delivered significant top-line and bottom-line growth across markets, products and services. From the largest aerospace and defense contractors, through the major software providers, to healthcare and financial/audit service providers, SM&A is the partner many companies turn to WHEN THEY MUST WIN.

CONTACT:

Jim Eckstaedt	Doug Sherk/Jenifer Kirtland
SM&A	EVC Group, Inc.
(949) 975-1550	(415) 896-6820